SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

KEY TECHNOLOGY, INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notes:

150 Avery Street
Walla Walla, Washington 99362

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 5, 2003

To Our Shareholders:

The 2003 Annual Meeting of Shareholders of Key Technology, Inc. will be held at 8:00 a.m. on February 5, 2003 at the offices of the Company, 150 Avery Street, Walla Walla, Washington, for the following purposes:

1.	To elect two directors of the Company;

2.	To ratify the selection of auditors for fiscal 2003; and

3.	To transact such other business as may properly come before the meeting.

Only holders of the Company’s Common Stock and Series B Convertible Preferred Stock, on an as-converted basis to Common, at the close of business on December 4, 2002 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,

Gordon Wicher Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Walla Walla, Washington
January 13, 2003

150 Avery Street
Walla Walla, Washington 99362

PROXY STATEMENT

2003 Annual Meeting of Shareholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the “Company”) of proxies to be voted at the 2003 Annual Meeting of Shareholders of the Company to be held at 8:00 a.m. on February 5, 2003 at the Company’s executive offices located at 150 Avery Street, Walla Walla, Washington, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares represented thereby will be voted as instructed in the proxy. If no instructions are given, shares will be voted FOR the election of the directors and FOR ratification of the selection of auditors. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. American Stock Transfer and Trust Company has been retained by the Company to act as registrar and transfer agent, in return for which the Company pays a monthly fee of $833.00. Its services also include the solicitation of voted proxies from brokers, nominees, institutions and individuals. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 13, 2003.

VOTING

Holders of record of the Company’s Common Stock and Series B Convertible Preferred Stock on December 4, 2002 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were, on an as-converted basis, 4,894,950 shares of Common Stock outstanding and entitled to vote, which amount includes 191,616 shares of Series B Preferred, converted for voting purposes to 127,744 shares of Common Stock. A majority, or 2,447,476 of these shares will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of directors and on any other matter that may properly come before the meeting. The Series B Preferred is entitled, on an as-converted basis, to the same voting rights as the Common Stock, with one vote for each share as converted to Common Stock. Both the Common Stock and the Series B Preferred vote together as a single class on all matters. Abstentions and broker non-votes will be counted toward the quorum requirement for the meeting, but will not be counted for or against any proposal. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present, and all other matters will be approved if the number of votes cast by such holders in favor of the proposal exceeds the number of votes cast opposing the proposal. Shareholders are not entitled to cumulative voting in the election of directors.

ITEM 1
ELECTION OF DIRECTORS

The Board of Directors is composed of six directors. The directors are divided into three classes, each of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year’s Annual Meeting, to serve until the Annual Meeting of Shareholders in 2006 or until their respective successors are elected and qualified, are Michael L. Shannon and Donald A. Washburn.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

The Board of Directors recommends a vote FOR the election of Messrs. Shannon and Washburn.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading “Principal Shareholders – Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals. The table below sets forth the following, as of December 4, 2002: (i) name and age; (ii) all positions and offices held with the Company; (iii) the period of service as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

Name	Age	Positions	Has Been a Director or Officer Since	Expiration of Current Term
Nominees for Election
Michael L. Shannon*	52	Director	2000	2003
Donald A. Washburn	58	Director	—	—

Directors Continuing in Office
John E. Pelo†	46	Director	1998	2004
Peter H. van Oppen†	50	Director	1998	2004
Thomas C. Madsen	55	Chairman and Chief Executive Officer	1982	2005
Gordon Wicher	56	Vice President of Operations, Secretary and Director	1982	2005

Additional Officers
Kirk W. Morton	42	President and Chief Operating Officer	1999
Ted R. Sharp	46	Chief Financial Officer	2000
Rodney W. Larson	44	Vice President of SRC Vision and Vice President of Service	2000

Other Significant Employees
Steven J. Miner	45	Director of Research and Development	2000
Ormand G. Hilderbrand	51	Director of Sales and Marketing	2001

†	Member of the Audit Committee. The Audit Committee for fiscal 2002 included Mr. Harold R. Frank whose term of office as a director expires in 2003. He will not be standing for re-election.
*
Member of the Compensation Committee. The Compensation Committee for fiscal 2002 included Mr. Harold R. Frank whose term of office as a director expires in 2003. He will not be standing for re-election.

Nominees for Election

Mr. Shannon has been a director of the Company since February 2000. He has been Chairman and Chief Executive Officer of Data Access Technologies, Inc., a start-up software company, since 1995, and Chief Operating Officer of DNA, a developer and marketer of office furniture, since 2001. From 1994 to 2000, he served as principal of the General Counsel Law Firm. Between 1985 and 1989, he served as Associate General Counsel for the Santa Fe International Corporation and, from 1989 to 1993, served as Senior Vice President, General Counsel and Secretary of that company. From 1976 to 1985, he practiced law with the firm of McCutchen, Black, Verleger, and Shea, becoming a partner in 1984.

Mr. Washburn is a nominee for director of the Company. He was with Northwest Airlines, Inc. from 1990 to 1998, serving as Executive Vice President from 1995 to 1998, and as Senior Vice President from 1990 to 1995. He also served as Chairman and President of Northwest Cargo, a wholly-owned subsidiary of Northwest Airlines, Inc., from 1997 to 1998. Mr. Washburn held several positions with Marriott Corporation starting in 1980, including Senior Vice President, responsible for worldwide real estate development and acquisition activities from 1984 to 1989, and Executive Vice President, with general management responsibility for the Courtyard Hotel Division, from 1989 to 1990. Between 1978 and 1980, he worked as a specialist in corporate business strategy for Booz-Allen & Hamilton, a management and technology consulting firm, and for The Quaker Oats Company in the area of brand management and as an attorney from 1972 to 1978. Mr. Washburn graduated from Loyola University of Chicago in 1971 with a BBA in Business. He earned an MBA from the Kellogg Graduate School of Management in 1973, and a JD from the Northwestern University School of Law in 1978. Currently, Mr. Washburn serves as a trustee of LaSalle Hotel Properties, a real estate investment trust company. He is a member of LaSalle’s Audit Committee, and serves as Chairman of the Compensation, Contract and Governance Committee. In January 2003, Mr. Washburn will begin serving as Director and Chairman of the Board of Masaba Aviation, Inc., a commuter airline and a wholly-owned subsidiary of Masaba Holdings, Inc.

Directors Continuing in Office

Mr. Pelo has served as a director of the Company since 1998. He has been President and Chief Executive Officer of Swire Coca-Cola USA, a subsidiary of Swire Pacific Holdings, Inc., since 1996. Swire Pacific is a diversified holding company with real estate, shipping, airline, trading, and soft drink interests in Asia and North America. Between 1984 and 1996, he served as General Manager of one of Swire’s soft drink operations in the United States.

Mr. van Oppen has been a director of the Company since 1998. He has served as Chairman of the Board of Directors and Chief Executive Officer of Advanced Digital Information Corporation, a supplier of data storage solutions for client server computing networks, since 1994. Between 1985 and 1996, he served in several capacities at Interpoint Corporation, an electronic technology company, including Chairman, President and Chief Executive Officer. Mr. van Oppen is also a director of Western Wireless Corporation.

Mr. Madsen has been Chairman of the Board since 2000 and Chief Executive Officer since 1982. He has been a director of the Company since 1982, and served as President from 1982 to February 2001. Mr. Madsen served in various executive capacities with the Company’s predecessor beginning in 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980, and Vice President of Engineering from 1975 to 1979.

Mr. Wicher has been Secretary and a director since 1982. In December 2001, he was appointed Vice President of Operations. From 1996 to 2001, he served as Vice President-General Manager of the Process Systems division. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company’s predecessor from 1980 to 1983, and served from 1977 to 1980 as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

Additional Officers

Mr. Morton has served as President and Chief Operating Officer of the Company since 2001. He served as Senior Vice President of Sales and Marketing from the time he joined the company in 1999 until 2001. From 1998 to 1999, he served as Vice President of Sales and Marketing for Stein, Inc., a business unit of FMC Corporation. He served as Director of Sales and Marketing of the Citrus Processing business unit of FMC Corporation from 1995 to 1997, and as Product Manager of that business unit beginning in 1995.

Mr. Sharp has been Chief Financial Officer of the Company since 2000. He served as Controller from 1993 to 1999, and as Managing Director of the Company’s European operations, KEY/Superior B.V., from 1998 to 1999. He joined the Company in 1989 as Accounting Manager and served in that capacity until 1991, when he was appointed Assistant Controller. Mr. Sharp has advised the Board of Directors that he plans to leave the Company upon the appointment of his successor, which is anticipated to be during the first quarter of calendar 2003.

Mr. Larson has served as Vice President of SRC Vision and Vice President of Service since joining the Company in 2000. From 1999 to 2000, he served as Vice President of Sales and Marketing for SRC Vision, Inc. Mr. Larson held various executive management positions, including General Manager from 1997 to 1999 and Director of Business Integration from 1996 to 1997, with Frigoscandia, Inc., a manufacturer and supplier of freezing and refrigeration systems and a subsidiary of FMC Corporation.

Mr. Miner has served as Director of Research and Development since he joined the Company in 2000. From 1998 to 2000, he served as Vice President of Engineering for SRC Vision, Inc. Mr. Miner was Senior Applications Engineer for S3, Inc. from 1997 to 1998. From 1982 to 1997, he worked with Compass Technology as a manufacturer’s representative, specializing in semiconductors and manufacturing technology.

Mr. Hilderbrand was appointed Director of Sales and Marketing of the Company in 2001. He joined the Company in 2000 as Director of Market Development, after working as a consultant to the Company from 1998 to 2000 in the area of geographic market development. From 1993 to 1998, he served in several capacities for Valmont Industries, Inc., a diversified manufacturer of components for the communications, lighting and agricultural industries, including most recently Vice President of Sales and Business Development and Director for Shanghai Valmont SST Company.

During fiscal 2002, the Board of Directors held eight meetings. Each director attended all of the meetings of the Board of Directors with the exception of Messrs. Pelo and van Oppen, who were each absent from one meeting.

The Audit Committee consists of three members, Mr. Pelo, Chairman, Mr. Frank and Mr. van Oppen, all of whom are independent, as defined under the rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The function of the Audit Committee is to review the performance and recommend to the Board of Directors the appointment of the Company’s independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to shareholders and others, to review the Company’s internal controls, and to consult with, and review recommendations made by, the Company’s independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met five times during fiscal 2002, and all members attended all of the meetings.

The Compensation Committee consists of Mr. Frank, Chairman, and Mr. Shannon. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company, considers management’s proposals regarding stock incentive grants under policies established by the Board of Directors and administers the Company’s stock option plans. The Compensation Committee met three times during fiscal 2002, and all members attended all of the meetings.

The Board of Directors does not have a standing Nominating Committee.

Compensation of Directors

Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company are paid an annual retainer of $6,000 and $1,000 for each regularly scheduled quarterly board meeting attended, plus reimbursement of expenses. Effective November 2002, Directors who are not employees of the Company will be paid $500 for participation by telephone at a regularly scheduled quarterly board meeting, and $300 for each board committee meeting attended, by telephone or in person, if held on a date other than the regularly scheduled quarterly board meeting. Subject to the terms of the Company’s Restated Employees’ Stock Option Plan, independent directors are also granted annual non-statutory stock options to purchase 5,000 shares of Common Stock at the current market price on the date of grant.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended September 30, 2002, 2001 and 2000, compensation information with respect to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers, based on the salary and bonus earned during fiscal 2002.
Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
							Securities Underlying Options/SARs (#)	All Other Compensation ($)
Name and Principal Position	Year	Salary (1) ($)		Bonus ($)	Other Annual Compensation ($)
Thomas C. Madsen Chairman and Chief Executive Officer	2002 2001 2000	289,218 289,689 285,935		0 0 101	* * *		10,000 0 21,000	6,064 5,928 13,500	(2) (2) (2)

Kirk W. Morton President and Chief Operating Officer	2002 2001 2000	200,000 192,053 169,087	(3)	0 0 101	* * 33,814	(5)	10,000 20,000 10,000	4,346 3,774 3,444	(4) (4) (4)

Gordon Wicher Vice President of Operations	2002 2001 2000	176,923 185,194 174,336		0 0 101	* * *		7,500 0 15,000	4,433 4,345 11,579	(6) (6) (6)

Rodney W. Larson Vice President, SRC Vision and Vice President, Service	2002 2001 2000	159,999 159,864 34,444		0 0 0	* * *		5,000 0 21,000	2,558 2,204 791	(7) (7) (7)

Ted R. Sharp Chief Financial Officer	2002 2001 2000	125,352 122,995 97,076		5,000 0 101	* 18,690 51,155	(9) (10)	2,500 0 10,000	3,007 3,007 8,427	(8) (8) (8)

*Benefits	and perquisites received totaled less than 10% of combined salary and bonus.

(1)	Includes amounts deferred by the executive officers under the Company’s Profit Sharing and 401(k) Plan.
(2)
Consists of the following: $5,382, $5,514 and $12,654 contributed by the Company under its Profit Sharing and 401(k) Plan in 2002, 2001, and 2000, respectively, and term life insurance premiums of $682, $414, and $846 in 2002, 2001, and 2000, respectively.

(3)	Mr. Morton’s salary increased to $200,000 in February 2001 upon his appointment to President and COO.

(4)
Consists of the following: $4,125, $3,594 and $3,233 contributed by the Company under its Profit Sharing and 401(k) Plan in 2002, 2001, and 2000, respectively, and term life insurance premiums of $221, $180, and $211 in 2002, 2001, and 2000, respectively.

(5)	Consists of reimbursed moving expenses of $27,814 and auto allowance of $6,000.
(6)
Consists of the following: $3,791, $3,571 and $11,041 contributed by the Company under its Profit Sharing and 401(k) Plan in 2002, 2001 and 2000, respectively, and term life insurance premiums of $642, $774 and $538 in 2002, 2001 and 2000, respectively.

(7)
Consists of the following: $2,337, $2,024 and $719 contributed by the Company under its Profit Sharing and 401(k) Plan in 2002, 2001 and 2000, respectively, and term life insurance premiums of $221, $180 and $72 in 2002, 2001 and 2000, respectively.

(8)
Consists of the following: $2,655, $2,759 and $8,279 contributed by the Company under its Profit Sharing and 401(k) Plan in 2002, 2001 and 2000, respectively, and term life insurance premiums of $352, $248 and $148, respectively.

(9)	Consists of tax equalization of $15,765 to normalize U.S. versus the Netherlands tax differences while on assignment at the Company’s European subsidiary, and auto allowance of $2,925.
(10)	Consists of tax equalization of $47,105 to normalize U.S. versus the Netherlands tax differences while on assignment at the Company’s European subsidiary, and auto allowance of $4,050.

Stock	Options Granted to Certain Executive Officers During Fiscal 2002

The following table sets forth certain information regarding options for the purchase of the Company’s Common Stock that were awarded to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers.

Option/SAR Grants in Fiscal 2002

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)		Expiration Date
						5% ($)	10% ($)
Thomas C. Madsen	10,000	5.91%	$3.30	*	3/8/07	$5,288	$15,315
Kirk W. Morton	10,000	5.91%	$3.00		3/8/07	$8,288	$18,315
Gordon Wicher	7,500	4.44%	$3.00		3/8/07	$6,216	$13,736
Rodney W. Larson	5,000	2.96%	$3.00		3/8/07	$4,144	$9,158
Ted R. Sharp	2,500	1.48%	$3.00		3/8/07	$2,072	$4,579

* Pursuant to Incentive Stock Option rules, the grant price is required to be 110% of market price on grant date

The following table sets forth certain information regarding aggregated option exercises in fiscal 2002 and fiscal 2002 year-end option/SAR values for the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2002
AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas C. Madsen	0	0	75,500	20,500	$0	$17,100
Kirk W. Morton	0	0	21,250	33,750	$0	$20,100
Gordon Wicher	0	0	65,000	15,000	$0	$15,075
Rodney W. Larson	0	0	10,500	15,500	$0	$10,050
Ted R. Sharp	0	0	19,263	7,500	$0	$5,025

(1)
The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 2002, and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

With respect to fiscal 2002, the Compensation Committee of the Board of Directors reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the Company’s incentive compensation plans, but do receive nondiscretionary grants under the Company’s Restated Employees’ Stock Option Plan. Mr. Madsen makes recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but does not participate in the determination of his own compensation. As used in this report, the term “Compensation Committee” refers to Messrs. Frank and Shannon.

It is the Company’s policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual’s personal contribution to the business. With respect to fiscal 2002, the Compensation Committee did not consider or adopt compensation policies for the Chief Executive Officer that were different from the compensation policies considered and adopted for the executive officers as a group.

There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.

Base Salary

In reaching the determinations concerning fiscal 2002 executive officer base salaries, the Compensation Committee considered the recommendations of the Chief Executive Officer, individual performance and the Company’s financial performance. Based on these considerations, no increase was recommended and base salaries for executive officers remained at fiscal 2001 levels.

Management Incentive Compensation

The Company’s bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company’s performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant’s contributions to the success of the Company.

Criteria for funding of the Management Incentive Plan bonus pool for fiscal 2002 consisted of two factors: (1) net income and (2) cash generated from operations. For each factor, the Company established annual goals for the eligible group of executives and other employees. For fiscal 2002, an amount equal to $400,000 was to be added to the bonus pool for each of the factors if the Company achieved the maximum goals. Therefore, the bonus pool with respect to fiscal 2002, could be funded at a maximum level of $800,000. If the Company attained a certain level of performance, but did not reach the stated goal, an amount equal to the corresponding proportion of the total goal would be added to the Management Incentive Plan bonus pool. The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the Chief Executive Officer.

The Chief Executive Officer makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants’ contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool. The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 2002, the Company’s cash generated from operations met a level to qualify for minimum funding of the Management Incentive Plan, and a total of $25,000 was distributed.

Stock Incentive Compensation

The Compensation Committee believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company’s Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors, or the Compensation Committee, since 1989, has granted stock options to executive officers and key employees through the Restated Employees’ Stock Option Plan (“the Plan”).

Pursuant to this Plan, 110 individuals, including 4 individuals who are outside directors of the Company, were granted options during fiscal 2002 to purchase 169,100 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Compensation Committee considered the person’s opportunity to affect the share price of the Company’s Common Stock, the level of the person’s performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and in one-quarter increments on the anniversary date of the original grant in each of the Company’s next three succeeding fiscal years. The options have five- or ten-year terms. For additional information regarding stock option grants and exercises, see the “Option/SAR Grants in Fiscal 2002,” “Aggregated Option/SAR Exercises in Fiscal 2002 and Fiscal Year-End Option/SAR Values,” and “Summary Compensation” tables included elsewhere herein.

Compensation of the Chairman and Chief Executive Officer

Consistent with the Compensation Committee’s general philosophy for compensation, Mr. Madsen’s compensation is determined in the same manner as described for all executive officers and he is compensated through base salary, management incentive compensation, and stock options. As with other executive officers, in evaluating annual compensation for Mr. Madsen, the Compensation Committee examines the operating performance of the Company for the prior year, as well as the projections and expectations for the current year. Mr. Madsen does not have an employment contract. In fiscal 2002, Mr. Madsen’s annual base salary remained at $290,000, which was the same base salary as the prior two fiscal years. Mr. Madsen received no bonus compensation, but was awarded 10,000 stock options with respect to fiscal 2002.

The Compensation Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

Respectfully submitted,

Harold R. Frank
Michael L. Shannon

STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG KEY TECHNOLOGY, INC., A PEER GROUP AND THE RUSSELL 2000 INDEX

Total Return Analysis
	9/30/1997	9/30/1998	9/30/1999	9/29/2000	9/29/2001	9/29/2002
Key Technology	$100.00	$46.09	$46.09	$55.07	$18.37	$31.30
Peer Group	$100.00	$52.84	$70.45	$92.23	$148.56	$161.68
Russell 2000	$100.00	$82.21	$92.93	$114.86	$89.20	$79.81

PEER GROUP: Cognex Corp., Perceptron, Inc., Flir Systems, Inc., Flow International Corp., Elbit Vision Systems Ltd., PPT Vision, Inc., Robotic Vision Systems, Inc., FMC Technologies, Inc.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of December 4, 2002, with respect to the beneficial ownership of the Company’s Common Stock and Series B Preferred by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock or Series B Preferred, by each director or nominee for director, by each named executive officer, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power. Each beneficial owner of shares of Series B Preferred is deemed by the Securities and Exchange Commission to be a beneficial owner of Common Stock on an as converted basis because the Series B Preferred is immediately convertible into two-thirds of a share of Common Stock. Therefore, in indicating a person’s beneficial ownership of shares of Common Stock, it has been assumed that such person has converted into Common Stock all shares of Series B Preferred of which such person is a beneficial owner. For these reasons, the table contains duplications in the numbers of shares and percentages of Common Stock and Series B Preferred.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Thomas C. Madsen 150 Avery Street Walla Walla, Washington 99362	Common Series B	565,079 10	(1)(2)(3)	11.4 *
Gordon Wicher 150 Avery Street Walla Walla, Washington 99362	Common	261,896	(1)	5.3
Harold R. Frank	Common	173,500	(1)	3.5
John E. Pelo	Common	15,750	(1)	*
Michael L. Shannon	Common	200,150	(1)(4)	4.1
Peter H. van Oppen	Common	41,900	(1)	*
James A. Frank P.O. Box 6527 Santa Barbara, CA 93160-6527	Common	265,727		5.4
Kirk W. Morton	Common	30,500	(1)	*
Rodney W. Larson	Common	13,700	(1)	*
Ted R. Sharp	Common	19,263	(1)	*
FleetBoston Financial Corporation 100 Federal Street Boston, Massachusetts 02110	Common	278,614	(5)	5.7
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	Common	287,000	(5)	5.9
All executive officers and directors as a group (9 persons)	Common	1,321,738		25.6

*Less than one percent.

(1)	Includes shares of Common Stock purchasable under options exercisable within 60 days of December 4, 2002 in the following amounts:
Thomas C. Madsen	75,500	Peter H. van Oppen	12,500
Gordon Wicher	65,000	Kirk W. Morton	27,500
Harold R. Frank	32,500	Rodney W. Larson	10,500
John E. Pelo	12,500	Ted R. Sharp	19,263
Michael L. Shannon	3,750
(2)	Includes shares of Common Stock issuable upon the exercise of warrants on a share for share basis in the following amounts:
Thomas C. Madsen	2
(3)	Includes Series B Preferred as if converted to Common Stock in the following amounts:
Thomas C. Madsen	6
(4)	Includes 26,400 shares of Common Stock owned by a trust of which the beneficiaries are the children of Michael L. Shannon. Mr. Shannon disclaims beneficial ownership of these shares.
(5)	Information is based solely on the 13G, dated December 31, 2001, filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on the Company’s review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2002 were complied with.

AUDIT COMMITTEE REPORT AND RELATED MATTERS

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in future filings with, the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of the Board of Directors of Key Technology, Inc. is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are John E. Pelo, Harold R. Frank and Peter H. van Oppen. Among other things, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent public accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent public accountants of the Company. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Company’s independent public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the Company’s independent public accountants that firm’s independence and considered whether the non-audit services provided by the Company’s independent public accountants were compatible with maintaining the independence of such independent public accountants.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed with the Securities and Exchange Commission.

Respectfully submitted,

John E. Pelo
Harold R. Frank
Peter H. van Oppen

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal year 2002.

Audit Fees	$229,495
Financial Information Systems Design and Implementation	—
All Other Fees	$61,621
Total	$291,116

Audit services of Deloitte & Touche LLP for fiscal 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements. “All Other Fees” includes $20,985 for audit-related services, including, among other items, benefit plan audits, and services related to filings made with the Securities and Exchange Commission, and $40,636 for other services, primarily tax services.

ITEM 2
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2003. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the 2003 fiscal year.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the 2003 fiscal year.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company’s Restated Bylaws. For business to be properly brought before the 2003 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 6, 2003. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder’s name and address as they appear on the Company’s books; (c) the class and number of shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and the matter will not be considered or acted upon.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing such proposals, be received not later than October 2, 2003 by the Secretary of the Company at the Company’s principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

Gordon Wicher Secretary

Dated: January 13, 2003

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
KEY TECHNOLOGY, INC.

February 5, 2003

ê	Please Detach and Mail in the Envelope Provided	ê
A☒
Please mark you votes as in this example.

		FOR nominees listed at right (except as withheld)	WITHHOLD AUTHORITY to vote for nominees listed at right				FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO ELECT NOMINEES LISTED AT RIGHT	☐	☐	NOMINEES: MICHAEL L. SHANNON DONALD A. WASHBURN	2.	PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR	☐	☐	☐
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, STRIKE OUT THAT NOMINEE’S NAME IN LIST AT RIGHT.):
The shares represented by this proxy will be voted as specified on the above matters, but if no specification is made, this proxy will be voted for the election of the nominees for Director, and for approval of the selection of auditors. In addition, the proxies may vote in their discretion as to other matters as may properly come before the annual meeting, or any adjournments or postponements thereof.

					Please mark, date, sign and return this proxy in the enclosed envelope.

Signature(s)                                                                                                                                                                                                                          Date:                 , 2003
Note:  Please sign above exactly as your name or names appear on this card. If more than one name appears , all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.

PROXY

KEY TECHNOLOGY, INC.

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders, February 5, 2003

The undersigned hereby appoints Thomas C. Madsen and Gordon Wicher, and each of them, proxies with full power of substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of KEY TECHNOLOGY, INC. on February 5, 2003, and any adjournment thereof. A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

(Continued and to be signed on reverse side.)